EZCORP Reports Second Quarter Fiscal 2021 Results
Austin, Texas (May 5, 2021) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its second quarter ended March 31, 2021.
All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Jason Kulas stated, “We remain focused on meeting our customers’ short-term cash needs and providing access to affordable pre-owned general merchandise and jewelry, and we believe we have the right people, platform, footprint and cost structure in place to continue to strengthen and grow our core pawn business. Key highlights for the second quarter of fiscal 2021 included GAAP earnings per share of $0.10 and adjusted EPS of $0.17. The adjusted EPS was steady on a year-over-year basis despite lower pawn loans outstanding, pawn service charges and merchandise sales related to COVID-19 and related stimulus program headwinds. Merchandise sales gross profit continued to grow driven by improving inventory turns and rising merchandise margins, and we made further progress on our expense reduction initiatives. Looking ahead, even assuming store-level costs trend higher consistent with increasing transaction activity, we remain well positioned to drive higher operating margins as revenue rebuilds reflecting ongoing cost savings and simplification efforts across the business.

“In the near term, lingering impacts from the second stimulus package as well as an extended tax filing season have continued to temporarily reduce demand for pawn loans in the U.S., and in Latin America we continue to be challenged with constrained traffic, limited operating hours and increased remittances. That said, we remain confident pawn loans outstanding will rebuild given several ongoing initiatives. First, we continue to broaden customer engagement via our digital pawn servicing platform and expanded payment options. Second, our differentiated technology and data analytics capabilities are increasingly driving improving loan-to-value ratios and redemption rates. Third, we remain committed to optimizing team member development, productivity and retention through enhanced training and diversity and inclusion programs.

"Finally, we remain focused on increasingly leveraging our strong balance sheet to fund pawn loans outstanding growth and capitalize on strategic and financially accretive acquisitions to complement de novo store growth. We have opened 8 de novo stores in Latin America so far this year and recently completed the acquisition of 11 stores in the Houston, Texas metropolitan area.”

RESULTS FOR SECOND QUARTER OF FISCAL 2021
•Diluted earnings per share was $0.10, compared to $(0.74) in the prior-year quarter. On an adjusted basis1, diluted earnings per share was $0.17, consistent with the prior-year quarter. Income before taxes increased by $40.9 million to $6.8 million.
•Total revenues decreased $38.3 million or 17%, primarily due to a $16.8 million or 21% decrease in pawn service charges (PSC) and a $14.6 million or 11% decrease in merchandise sales.
•The decrease in PSC was due to a $34.9 million or 22% decrease in pawn loans outstanding (PLO). Pawn loan demand was significantly reduced due to the impacts of government stimulus which led to higher loan redemptions compared to the prior year quarter.
•Although merchandise sales decreased by $14.6 million, merchandise sales gross profit improved by 12%, driven by effective inventory management and less aged inventory leading to a 900 bps improvement in merchandise sales gross profit margin to 43%. The sales margin in the prior year quarter was negatively impacted by 200 bps due to greater sales volume of aged merchandise.
•Total operating expenses were down $55.0 million or 35% to $103.1 million primarily due to a $47.1 million impairment charge in the prior year quarter with no similar charge in the current year quarter. Excluding the prior year impairment charge, total operating expenses decreased by 7% or $7.9 million largely driven by the decrease in store expenses of $6.5 million or 7% due to a continued focus on expense control.

•Net inventory was $86.2 million, down 50% year-over-year and 9% sequentially. Inventory turnover improved to 3.1x from 2.1x and on a sequential basis improved 7% from 2.9x.
•Cash and cash equivalents at the end of the quarter was $335.6 million, an increase of $141.9 million or 73% from the prior-year quarter due to the year-over-year reduction in earning assets. On a sequential basis, cash and cash equivalents increased $45.2 million or 16%, due to higher loan redemptions and merchandise sales.
CONSOLIDATED RESULTS
Three Months Ended March 31
in millions, except per share amounts

	As Reported		Adjusted[1]
	2021	2020	2021	2020

Total Revenues	$184.9	$223.3	$185.5	$223.3
Net Revenues	$113.7	$127.4	$114.1	$127.4
Income, Before Tax	$6.8	$(34.1)	$10.4	$16.6
Net Income	$5.3	$(40.9)	$9.5	$9.4
Diluted Earnings Per Share	$0.10	$(0.74)	$0.17	$0.17
EBITDA	$19.8	$(21.4)	$20.0	$26.0
•Total revenues decreased 17% to $184.9 million. PSC was down 21% to $63.4 million due to lower average PLO. On a sequential basis, PLO decreased 15% from the prior quarter, compared to an 18% sequential decrease in the same period of the prior year.
•Net revenues were down 11% to $113.7 million.
•Consolidated merchandise sales gross profit increased 12% to $49.4 million.
•Consolidated store expenses decreased 7% primarily due to a reduction of expenses in line with reduced activity at the store level. Total store count decreased by 16 stores or 2% since the end of the prior-year quarter due to the closure of 22 financial services stores in Canada. General and administrative expense decreased 10% to $13.8 million, due to a continued focus on expense control.
SEGMENT RESULTS
U.S. Pawn
•Total revenue was down 15% to $147.0 million, reflecting the impact of lower PLO driving a decrease in PSC revenue.
•PLO decreased 22% year-over-year to $95.4 million. On a sequential basis, PLO decreased 22% compared to a 23% sequential decrease in the prior-year quarter.
•PSC decreased 20% to $49.6 million as a result of lower average PLO for the quarter, offset by an increase in PLO yield to 180% from 173%.
•Merchandise sales declined 8% to $93.8 million. Inventory turnover improved to 2.9x from 2.0x. Merchandise sales gross profit was up 13% and related margins grew to 45% from 36%, above our targeted range. Aged general merchandise inventory improved to 1.6% from 6.4%.
•Net revenues decreased 9% to $92.1 million primarily due to lower PSC, partially offset by increased merchandise sales gross profit.
•Store expenses were down 6% to $63.7 million driven by a reduction in labor expense.
•Segment contribution increased $5.3 million to $25.8 million due to a $4.0 million decrease in store expenses and a $10.0 million impairment charge taken in the prior year quarter with no similar charge in the current year quarter, partially offset by a $8.7 million decrease in net revenues driven by the decrease in PSC described above.

Latin America Pawn
•Total revenue was down 22% to $37.8 million, reflecting the impact of lower PLO driving a decrease in PSC revenue in addition to decreased merchandise sales.
•PLO decreased 22% year-over-year to $29.9 million as the result of the impact of constrained traffic, limited operating hours and increased remittances from the U.S. On a sequential basis, PLO increased 15% compared to a 6% decrease in the prior-year quarter.
•PSC decreased 25% to $13.9 million (down 24% to $14.1 million on a constant currency basis) as a result of lower average PLO for the quarter, offset by an increase in yield to 199% from 184% in the prior year.
•Merchandise sales declined 22% to $21.4 million (down 20% to $21.8 million on a constant currency basis), but merchandise sales gross profit was up 10% and related margins were 35%, up from 25%. Inventory turnover improved to 4.0x from 2.5x. Aged general merchandise inventory decreased to 3.1% from 11.4%.
•Net revenues decreased 17% to $21.5 million (down 15% to $21.9 million on a constant currency basis) primarily due to lower PSC.
•Store expenses were down 5% to $17.5 million driven by a reduction in labor expense.
•Segment contribution for the quarter was $2.6 million ($2.7 million on a constant currency basis), compared to a segment loss of $30.1 million in the prior year quarter, primarily due to a $35.9 million impairment charge of goodwill, intangible and other assets taken in the prior year quarter with no similar charge in the current quarter.
•Latin America Pawn added four de novo stores in the quarter. New store openings typically pressure earnings in the short term as they ramp up, but drive higher profitability over time.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 has been filed with the Securities and Exchange Commission and is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, May 6, 2021, at 7:00 am Central Time to discuss fiscal second quarter results. Analysts and institutional investors may participate on the conference call by dialing (866) 269-4260, Conference ID: 5433254, or internationally by dialing (323) 347-3277. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities.

For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per share amount)	2021	2020	2021	2020

Revenues:
Merchandise sales	$115,225	$129,830	$223,008	$256,558
Jewelry scrapping sales	6,075	11,878	12,834	21,406
Pawn service charges	63,436	80,222	126,925	164,947
Other revenues	203	1,350	307	2,803
Total revenues	184,939	223,280	363,074	445,714
Merchandise cost of goods sold	65,790	85,776	130,333	169,852
Jewelry scrapping cost of goods sold	5,401	9,617	10,603	17,371
Other cost of revenues	—	525	—	1,061
Net revenues	113,748	127,362	222,138	257,430
Operating expenses:
Store expenses	81,149	87,648	160,458	176,923
General and administrative	13,771	15,341	26,281	34,179
Impairment of goodwill, intangible and other assets	—	47,060	—	47,060
Depreciation and amortization	8,089	7,762	15,661	15,495
Loss on sale or disposal of assets and other	112	261	90	1,005
Total operating expenses	103,121	158,072	202,490	274,662
Operating income (loss)	10,627	(30,710)	19,648	(17,232)
Interest expense	5,518	5,881	10,973	11,210
Interest income	(585)	(941)	(1,406)	(1,784)
Equity in net (income) loss of unconsolidated affiliates	(1,250)	(1,184)	(1,766)	4,713
Other expense (income)	145	(341)	(454)	(243)
Income (loss) before income taxes	6,799	(34,125)	12,301	(31,128)
Income tax expense	1,469	6,749	2,672	8,508
Net income (loss)	$5,330	$(40,874)	$9,629	$(39,636)

Basic earnings (loss) per share	$0.10	$(0.74)	$0.17	$(0.71)
Diluted earnings (loss) per share	$0.10	$(0.74)	$0.17	$(0.71)

Weighted-average basic shares outstanding	55,661	55,448	55,509	55,557
Weighted-average diluted shares outstanding	55,665	55,522	55,511	55,608

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2021	March 31, 2020	September 30, 2020
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$335,638	$193,729	$304,542
Restricted cash	8,006	4,000	8,011
Pawn loans	125,268	160,179	131,323
Pawn service charges receivable, net	20,842	27,304	20,580
Inventory, net	86,214	173,251	95,891
Notes receivable, net	—	3,728	—
Prepaid expenses and other current assets	30,676	23,629	32,903
Total current assets	606,644	585,820	593,250
Investments in unconsolidated affiliates	34,961	27,993	32,458
Property and equipment, net	51,836	58,787	56,986
Lease right-of-use asset	170,479	206,839	183,809
Goodwill	258,199	257,222	257,582
Intangible assets, net	58,125	64,043	58,638
Notes receivable, net	1,164	1,132	1,148
Deferred tax asset, net	9,693	6,251	8,931
Other assets	5,152	5,045	4,221
Total assets	$1,196,253	$1,213,132	$1,197,023

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$—	$267	$213
Accounts payable, accrued expenses and other current liabilities	69,019	53,152	71,504
Customer layaway deposits	11,401	13,060	11,008
Lease liability	41,060	44,076	49,742
Total current liabilities	121,480	110,555	132,467
Long-term debt, net	257,143	244,288	251,016
Deferred tax liability, net	167	2,540	524
Lease liability	138,622	171,006	153,040
Other long-term liabilities	9,597	7,190	10,849
Total liabilities	527,009	535,579	547,896
Commitments and Contingencies (Note 11)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 52,873,568 as of March 31, 2021; 52,097,590 as of March 31, 2020; and 52,332,848 as of September 30, 2020	528	521	521
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	399,439	406,171	398,475
Retained earnings	327,798	347,004	318,169
Accumulated other comprehensive loss	(58,551)	(76,173)	(68,068)
Total equity	669,244	677,553	649,127
Total liabilities and equity	$1,196,253	$1,213,132	$1,197,023

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2021	2020

Operating activities:
Net income (loss)	$9,629	$(39,636)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	15,661	15,495
Amortization of debt discount and deferred financing costs	6,754	6,493
Amortization of lease right-of-use asset	23,835	22,752
Accretion of notes receivable discount and deferred compensation fee	—	(546)
Deferred income taxes	(1,119)	(3,698)
Impairment of goodwill and intangible assets	—	47,060
Other adjustments	(250)	1,810
Provision for inventory reserve	(5,265)	(742)
Stock compensation expense	1,618	2,722
Equity in net (income) loss of unconsolidated affiliates	(1,766)	4,713
Changes in operating assets and liabilities:
Service charges and fees receivable	(106)	4,027
Inventory	6,481	(539)
Prepaid expenses, other current assets and other assets	3,874	(2,791)
Accounts payable, accrued expenses and other liabilities	(43,436)	(37,799)
Customer layaway deposits	238	538
Income taxes	2,573	1,412
Net cash provided by operating activities	18,721	21,271
Investing activities:
Loans made	(269,468)	(351,050)
Loans repaid	177,888	229,054
Recovery of pawn loan principal through sale of forfeited collateral	109,019	158,792
Capital expenditures, net	(8,359)	(12,160)
Net cash provided by investing activities	9,080	28,636
Financing activities:
Taxes paid related to net share settlement of equity awards	(839)	(1,458)
Payout of deferred consideration	—	(175)
Proceeds from borrowings, net of issuance costs	—	(109)
Payments on borrowings	(871)	(355)
Repurchase of common stock	—	(5,159)
Net cash used in financing activities	(1,710)	(7,256)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	5,000	(7,364)
Net increase in cash, cash equivalents and restricted cash	31,091	35,287
Cash, cash equivalents and restricted cash at beginning of period	312,553	162,442
Cash, cash equivalents and restricted cash at end of period	$343,644	$197,729

Supplemental disclosure of cash flow information
Cash and cash equivalents	$335,638	$193,729
Restricted cash	8,006	4,000
Total cash and cash equivalents and restricted cash	$343,644	$197,729

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$99,285	$156,468

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)

	Three Months Ended March 31, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$93,827	$21,398	$—	$115,225	$—	$115,225
Jewelry scrapping sales	3,581	2,494	—	6,075	—	6,075
Pawn service charges	49,577	13,859	—	63,436	—	63,436
Other revenues	29	—	174	203	—	203
Total revenues	147,014	37,751	174	184,939	—	184,939
Merchandise cost of goods sold	51,812	13,978	—	65,790	—	65,790
Jewelry scrapping cost of goods sold	3,149	2,252	—	5,401	—	5,401
Other cost of revenues	—	—	—	—	—	—
Net revenues	92,053	21,521	174	113,748	—	113,748
Segment and corporate expenses (income):
Store expenses	63,657	17,492	—	81,149	—	81,149
General and administrative	—	—	—	—	13,771	13,771
Depreciation and amortization	2,636	1,793	—	4,429	3,660	8,089
Loss on sale or disposal of assets and other	—	101	—	101	11	112
Interest expense	—	—	—	—	5,518	5,518
Interest income	—	(571)	—	(571)	(14)	(585)
Equity in net income of unconsolidated affiliates	—	—	(1,250)	(1,250)	—	(1,250)
Other expense	—	85	9	94	51	145
Segment contribution	$25,760	$2,621	$1,415	$29,796
Income (loss) before income taxes				$29,796	$(22,997)	$6,799

	Three Months Ended March 31, 2020
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$102,447	$27,383	$—	$129,830	$—	$129,830
Jewelry scrapping sales	9,659	2,219	—	11,878	—	11,878
Pawn service charges	61,700	18,522	—	80,222	—	80,222
Other revenues	31	25	1,294	1,350	—	1,350
Total revenues	173,837	48,149	1,294	223,280	—	223,280
Merchandise cost of goods sold	65,286	20,490	—	85,776	—	85,776
Jewelry scrapping cost of goods sold	7,800	1,817	—	9,617	—	9,617
Other cost of revenues	—	37	488	525	—	525
Net revenues	100,751	25,805	806	127,362	—	127,362
Segment and corporate expenses (income):
Store expenses	67,619	18,469	1,560	87,648	—	87,648
General and administrative	—	—	—	—	15,341	15,341
Impairment of goodwill, intangible and other assets	10,000	35,936	1,124	47,060	—	47,060
Depreciation and amortization	2,711	1,940	23	4,674	3,088	7,762
(Gain) loss on sale or disposal of assets and other	—	(123)	—	(123)	384	261
Interest expense	—	402	154	556	5,325	5,881
Interest income	—	(369)	—	(369)	(572)	(941)
Equity in net income of unconsolidated affiliates	—	—	(1,184)	(1,184)	—	(1,184)
Other (income) expense	—	(309)	20	(289)	(52)	(341)
Segment contribution (loss)	$20,421	$(30,141)	$(891)	$(10,611)
Loss before income taxes				$(10,611)	$(23,514)	$(34,125)

	Six Months Ended March 31, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$176,080	$46,928	$—	$223,008	$—	$223,008
Jewelry scrapping sales	7,585	5,249	—	12,834	—	12,834
Pawn service charges	99,797	27,128	—	126,925	—	126,925
Other revenues	51	7	249	307	—	307
Total revenues	283,513	79,312	249	363,074	—	363,074
Merchandise cost of goods sold	99,871	30,462	—	130,333	—	130,333
Jewelry scrapping cost of goods sold	5,993	4,610	—	10,603	—	10,603
Other cost of revenues	—	—		—	—	—
Net revenues	177,649	44,240	249	222,138	—	222,138
Segment and corporate expenses (income):
Store expenses	125,749	34,709	—	160,458	—	160,458
General and administrative	—	—	—	—	26,281	26,281
Depreciation and amortization	5,372	3,653	—	9,025	6,636	15,661
Loss on sale or disposal of assets and other	27	—	—	27	63	90
Interest expense	—	—	—	—	10,973	10,973
Interest income	—	(1,335)	—	(1,335)	(71)	(1,406)
Equity in net income of unconsolidated affiliates	—	—	(1,766)	(1,766)	—	(1,766)
Other (income) expense	—	(370)	(201)	(571)	117	(454)
Segment contribution	$46,501	$7,583	$2,216	$56,300
Income (loss) before income taxes				$56,300	$(43,999)	$12,301

	Six Months Ended March 31, 2020
(in thousands)	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$197,801	$58,757	$—	$256,558	$—	$256,558
Jewelry scrapping sales	15,776	5,630	—	21,406	—	21,406
Pawn service charges	125,790	39,157	—	164,947	—	164,947
Other revenues	67	50	2,686	2,803	—	2,803
Total revenues	339,434	103,594	2,686	445,714	—	445,714
Merchandise cost of goods sold	126,650	43,202	—	169,852	—	169,852
Jewelry scrapping cost of goods sold	12,555	4,816	—	17,371	—	17,371
Other cost of revenues	—	37	1,024	1,061	—	1,061
Net revenues	200,229	55,539	1,662	257,430	—	257,430
Segment and corporate expenses (income):
Store expenses	135,678	38,452	2,793	176,923	—	176,923
General and administrative	—	—	—	—	34,179	34,179
Impairment of goodwill, intangible and other assets	10,000	35,936	1,124	47,060	—	47,060
Depreciation and amortization	5,576	3,829	57	9,462	6,033	15,495
(Gain) loss on sale or disposal of assets and other	—	(95)	—	(95)	1,100	1,005
Interest expense	—	430	324	754	10,456	11,210
Interest income	—	(757)	—	(757)	(1,027)	(1,784)
Equity in net loss of unconsolidated affiliates	—	—	4,713	4,713	—	4,713
Other (income) expense	—	(242)	19	(223)	(20)	(243)
Segment contribution (loss)	$48,975	$(22,014)	$(7,368)	$19,593
Income (loss) before income taxes				$19,593	$(50,721)	$(31,128)

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended March 31, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2020	505	502	1,007
New locations opened	—	4	4
As of March 31, 2021	505	506	1,011

	Three Months Ended March 31, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of December 31, 2019	512	484	22	1,018
New locations opened	—	9	—	9
As of March 31, 2020	512	493	22	1,027

	Six Months Ended March 31, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2020	505	500	1,005
New locations opened	—	6	6
Locations acquired	—	—	—
Locations sold, combined or closed	—	—	—
As of March 31, 2021	505	506	1,011

	Six Months Ended March 31, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2019	512	480	22	1,014
New locations opened	—	13	—	13
Locations acquired	—	—	—	—
Locations sold, combined or closed	—	—	—	—
As of March 31, 2020	512	493	22	1,027

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and six months ended March 31, 2021 and 2020 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020	2021	2020

Mexican peso	20.5	23.8	20.3	20.0	20.4	19.6
Guatemalan quetzal	7.6	7.6	7.6	7.5	7.6	7.5
Honduran lempira	23.7	24.4	23.8	24.3	23.9	24.3
Peruvian sol	3.7	3.4	3.6	3.4	3.6	3.3
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	2021 Q2	2020 Q2

	(in millions)
Net income (loss)	$5.3	$(40.9)
Interest expense	5.5	5.9
Interest income	(0.6)	(0.9)
Income tax expense	1.5	6.7
Depreciation and amortization	8.1	7.8
EBITDA	$19.8	$(21.4)

	Total Revenues	Net Revenues	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2021 Q2 Reported	$184.9	$113.7	$6.8	$1.5	$5.3	$0.10	$19.8

Acquisition expenses	—	—	0.2	—	0.2	—	0.2
Non cash interest	—	—	3.4	0.8	2.6	0.05	—
Non-recurring tax expense	—	—	—	(1.4)	1.4	0.03	—
Constant currency impact	0.6	0.4	—	—	0.1	(0.01)	—

2021 Q2 Adjusted	$185.5	$114.1	$10.4	$0.9	$9.5	$0.17	$20.0

	Total Revenues	Net Revenues	(Loss) Income Before Tax	Tax Effect	Net (Loss) Income	Diluted EPS	EBITDA

2020 Q2 Reported	$223.3	$127.4	$(34.1)	$6.8	$(40.9)	$(0.74)	$(21.4)

Termination of non-core software project	—	—	0.5	(0.1)	0.4	0.01	0.5
Lobbying expense	—	—	0.2	—	0.2	—	0.2
Non-recurring tax expense	—	—	—	1.9	1.9	0.03	—
Impairment of goodwill, intangible assets and other	—	—	47.1	(1.7)	45.4	0.83	47.1
Non cash interest	—	—	3.3	(0.7)	2.6	0.05	—
Constant currency impact	—	—	(0.3)	—	(0.3)	(0.01)	(0.3)

2020 Q2 Adjusted	$223.3	$127.4	$16.6	$7.2	$9.4	$0.17	$26.0

2021 Q2:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated revenue	$184.9	(17)%
Currency exchange rate fluctuations	0.6
Constant currency consolidated revenue	$185.5	(17)%

Consolidated net revenue	$113.7	(11)%
Currency exchange rate fluctuations	0.4
Constant currency consolidated net revenue	$114.1	(10)%

Consolidated net inventory	$86.2	(50)%
Currency exchange rate fluctuations	(1.7)
Constant currency consolidated net inventory	$84.5	(51)%

Latin America Pawn net revenue	$21.5	(17)%
Currency exchange rate fluctuations	0.4
Constant currency Latin America Pawn net revenue	$21.9	(15)%

Latin America Pawn PLO	$29.9	(22)%
Currency exchange rate fluctuations	(2.8)
Constant currency Latin America Pawn PLO	$27.1	(29)%

Latin America Pawn PSC revenues	$13.9	(25)%
Currency exchange rate fluctuations	0.2
Constant currency Latin America Pawn PSC revenues	$14.1	(24)%

Latin America Pawn merchandise sales	$21.4	(22)%
Currency exchange rate fluctuations	0.4
Constant currency Latin America Pawn merchandise sales	$21.8	(20)%

Latin America Pawn segment profit before tax	$2.6	109%
Currency exchange rate fluctuations	0.1
Constant currency Latin America Pawn segment profit before tax	$2.7	(54)%